Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contact:
October 5, 2020	Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Verizon announces early participation results of its separate private exchange offers for (i) 7 series of notes and (ii) 10 series of notes and upsize of the exchange offers

NEW YORK – Verizon Communications Inc. (“Verizon”) (NYSE, NASDAQ: VZ) today announced (i) the early participation results, as of 5:00 p.m. (Eastern time) on October 2, 2020 (the “Early Participation Date”), of its two previously announced separate transactions to exchange certain series of its outstanding notes for newly issued notes of Verizon and, with respect to certain of the series, cash and (ii) the upsizing of the transactions, each as detailed below. In connection with the upsizing, Verizon has amended the terms of the transactions to increase the maximum aggregate principal amount of new notes that will be issued. Except as described in this press release, the terms and conditions of the transactions remain unchanged.

The Exchange Offers

As previously announced, the first transaction consists of private offers to exchange the 7 outstanding series of notes listed in the first table below and maturing from 2021 through 2024 (collectively, the “Short-Dated Old Notes”), in each case, for newly issued notes of Verizon due 2030 (the “2030 New Notes”) (the “Short-Dated Exchange Offers”), on the terms and subject to the conditions set forth in an offering memorandum dated September 21, 2020 (the “Short-Dated Offering Memorandum”), and the second transaction consists of private offers to exchange the 10 outstanding series of notes listed in the second table below and maturing from 2037 through 2055 (collectively, the “Long-Dated Old Notes” and, together with the “Short-Dated Old Notes, the “Old Notes”), in each case, for newly issued notes of Verizon due 2056 (the “2056 New Notes” and, together with the 2030 New Notes, the “New Notes”) and, if applicable, for the Long-Dated Cash Amount (as defined in Verizon’s press release dated September 21, 2020 announcing the Exchange Offers (the “Launch Press Release”)) (the “Long-Dated Exchange Offers” and, together with the Short-Dated Exchange Offers, the “Exchange Offers”), on the terms and subject to the conditions set forth in an offering memorandum dated September 21, 2020 (the “Long-Dated Offering Memorandum” and, together with the Short-Dated Offering Memorandum, the “Offering Memorandums”). The Short-Dated Offering Memorandum and the accompanying eligibility letter for the Short-Dated Exchange Offers constitute the “Short-Dated Exchange Offer Documents”, and the Long-Dated Offering Memorandum and the accompanying eligibility letter for the Long-Dated Exchange Offers constitute the “Long-Dated Exchange Offer Documents,” which, together with the Short-Dated Exchange Offer Documents, are referred to as the “Exchange Offer Documents”.

The withdrawal rights for each Exchange Offer expired at 5:00 p.m. (Eastern time) on October 2, 2020. The Exchange Offers will expire at 5:00 p.m. (Eastern time) on October 26, 2020, unless extended or earlier terminated by Verizon.

Verizon’s obligation to accept Old Notes tendered in each of the Exchange Offers is subject to the terms and conditions described in the applicable Offering Memorandum, including, among other things, (i) the Acceptance Priority Procedures (as described in the Launch Press Release) and (ii) with regards to (x) the Short-Dated Exchange Offers, a cap on the maximum aggregate principal amount of 2030 New Notes that Verizon will issue in all of the Short-Dated Exchange Offers, which Verizon is hereby increasing to such amount as is necessary to enable it to accept all of the Short-Dated Notes validly tendered at or prior to the Early Participation Date (as amended, the “Short-Dated New Notes Cap”) and (y) the Long-Dated Exchange Offers, a cap on the maximum aggregate principal amount of 2056 New Notes that Verizon will issue in all of the Long-Dated Exchange Offers, which Verizon is hereby increasing to $4.5 billion (as amended, the “Long-Dated New Notes Cap”, and, together with the Short-Dated New Notes Cap, the “New Notes Cap”). Such increase in the New Notes Cap shall in no way affect the operation of the applicable Acceptance Priority Procedures.

As all conditions applicable to the Exchange Offers as of the Early Participation Date have been deemed satisfied or waived by Verizon and the Minimum Issue Requirement (as defined in the Launch Press Release) for each of the Exchange Offers has been met, Verizon expects to settle all Old Notes validly tendered at or prior to the Early Participation Date on October 6, 2020 (the “Early Settlement Date”), subject to the terms of each of the Exchange Offers, including the New Notes Cap. Because (i) the aggregate principal amount of 2030 New Notes to be issued in exchange for the Short-Dated Old Notes validly tendered at or prior to the Early Participation Date and accepted for exchange is expected to equal the Short-Dated New Notes Cap, and (ii) the aggregate principal amount of 2056 New Notes to be issued in exchange for the Long-Dated Old Notes validly tendered at or prior to the Early Participation Date and accepted for exchange is expected to equal the Long-Dated New Notes Cap, Verizon anticipates that there will be no Final Settlement Date (as defined in the Launch Press Release) with respect to the Exchange Offers, and no additional tenders of Old Notes will be accepted for purchase by Verizon in the Exchange Offers after the Early Participation Date.

Short-Dated Exchange Offers

Verizon was advised by Global Bondholder Services Corporation, as the Information Agent and the Exchange Agent for the Exchange Offers, that as of the Early Participation Date, the aggregate principal amounts of the Short-Dated Old Notes specified in the final column in the table below were validly tendered and not validly withdrawn with respect to each of the Short-Dated Exchange Offers:

Acceptance Priority Level	CUSIP Number(s)	Title of Security	Principal Amount Outstanding	Principal Amount Tendered as of the Early Participation Date
1	92343VCC6	3.450% notes due 2021	$596,603,000	$30,854,000
2	92343VDX9	Floating Rate notes due 2022	$1,191,927,000	$64,033,000
3	92343VBR4	5.150% notes due 2023	$3,565,668,000	$375,572,000
4	92343VDQ4/ 92343VDM3/ U9221AAS7	2.946% notes due 2022	$865,241,000	$151,898,000
5	92343VBJ2	2.450% notes due 2022	$917,547,000	$123,564,000
6	92343VBY9	4.150% notes due 2024	$669,270,000	$58,898,000
7	92343VCR3	3.500% notes due 2024	$1,741,609,000	$242,421,000

Promptly after 9:00 a.m. (Eastern time) today, October 5, 2020, Verizon will issue a press release specifying, among other things, (i) the Short-Dated Total Exchange Price (as defined in the Launch Press Release) for each series of Fixed Rate Notes (as defined in the Launch Press Release), (ii) the 2030 New Notes Coupon (as defined in the Launch Press Release), (iii) the aggregate principal amount of Short-Dated Old Notes validly tendered at or prior to the applicable Early Participation Date and accepted for exchange in each Short-Dated Exchange Offer, (iv) the proration factor (if any) to be applied and (v) the aggregate principal amount of 2030 New Notes to be issued on the Early Settlement Date.

Long-Dated Exchange Offers

Verizon was also advised by Global Bondholder Services Corporation that as of the Early Participation Date, the aggregate principal amounts of the Long-Dated Old Notes specified in the final column in the table below were validly tendered and not validly withdrawn with respect to each of the Long-Dated Exchange Offers:

Acceptance Priority Level	CUSIP Number	Title of Security	Principal Amount Outstanding	Principal Amount Tendered as of the Early Participation Date
1	92343VDV3	5.500% notes due 2047	$1,201,232,000	$601,465,000
2	92343VBT0	6.550% notes due 2043	$951,529,000	$146,340,000
3	92343VDU5	5.250% notes due 2037	$2,821,045,000	$1,468,032,000
4	92343VDS0	5.012% notes due 2049	$2,523,231,000	$1,606,859,000
5	92343VCZ5	4.672% notes due 2055	$2,040,611,000	$1,259,382,000
6	92343VCK8	4.862% notes due 2046	$3,891,529,000	$1,963,330,000
7	92343VCX0	4.522% notes due 2048	$4,116,902,000	$1,843,548,000
8	92343VDR2	4.812% notes due 2039	$1,546,295,000	$834,881,000
9	92343VCM4	5.012% notes due 2054	$1,208,915,000	$326,522,000
10	92343VDC5	4.125% notes due 2046	$1,136,004,000	$468,010,000

Promptly after 9:00 a.m. (Eastern time) today, October 5, 2020, Verizon will issue a press release specifying, among other things, (i) the Long-Dated Total Exchange Price (as defined in the Launch Press Release) for each series of Long-Dated Old Notes, (ii) the 2056 New Notes Coupon (as defined in the Launch Press Release), (iii) the aggregate principal amount of Long-Dated Old Notes validly tendered at or prior to the applicable Early Participation Date and accepted for exchange in each Long-Dated Exchange Offer, (iv) the proration factor (if any) to be applied, (v) the aggregate principal amount of 2056 New Notes to be issued on the Early Settlement Date and (vi) the Long-Dated Cash Amount payable for each of certain series of Long-Dated Old Notes on the applicable Early Settlement Date.

Registration of the New Notes

When issued, the New Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Verizon will enter into a registration rights agreement with respect to the New Notes on the Early Settlement Date.

Only holders who duly complete and return an eligibility letter certifying that they are either (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act or (2) non-“U.S. persons” (as defined in Rule 902 under the Securities Act) located outside of the United States and who are not acting for the account or benefit of a U.S. Person and are “Non-U.S. qualified offerees” (as defined in the eligibility letter) are authorized to receive the Offering Memorandums and to participate in the Exchange Offers (each such holder, an “Eligible Holder”).

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Exchange Offers. Questions or requests for assistance related to the Exchange Offers, including for assistance in completing an eligibility letter, or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (866) 470-3800 (toll free) or (212) 430-3774 (collect). You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers. The eligibility letter for the Short-Dated Exchange Offers can be accessed at the following link http://www.gbsc-usa.com
/eligibility/verizonshort, and the eligibility letter for the Long-Dated Exchange Offers can be accessed at the following link http://www.gbsc-usa.com
/eligibility/verizonlong.

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This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any Old Notes. The Exchange Offers are being made solely pursuant to the Offering Memorandums, as applicable, and related documents. The Exchange Offers are not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Exchange Offers to be made by a licensed broker or dealer, the Exchange Offers will be deemed to be made on behalf of Verizon by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This communication has not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this communication is not being directed at persons within the United Kingdom save in circumstances where section 21(1) of the FSMA does not apply.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area and the United Kingdom, qualified investors within the meaning of the Prospectus Regulation and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 43 of the Financial Promotion Order, or to high net worth companies, and other persons to whom financial promotions may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order (such persons together being “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on an Offering Memorandum or any of its contents. For purposes of the foregoing, the “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

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Cautionary Statement Regarding Forward-Looking Statements

In this communication Verizon has made forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in each of the Offering Memorandums under the heading “Risk Factors” and in our periodic reports filed with the SEC. Eligible Holders are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and Verizon undertakes no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. Verizon cannot assure you that projected results or events will be achieved.